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                                                                      EXHIBIT 21

                    LIST OF THE SUBSIDIARIES OF THE COMPANY
            (JURISDICTION OF INCORPORATION AS NOTED IN PARENTHESIS)

    The direct and indirect subsidiaries of Walter Industries, Inc. are:

    1.  JW Aluminum Company (DE)

    2.  Homes Holdings Corporation (DE)

        a. Jim Walter Homes, Inc. (FL) (a subsidiary of Homes Holdings Corporation)

           i. Jim Walter Homes of Louisiana, Inc. (LA) (a subsidiary of Jim Walter Homes, Inc.)

           ii. Walter Home Improvement, Inc. (FL) (a subsidiary of Jim Walter Homes, Inc.)

           iii. Neatherlin Homes, Inc. (TX) (a subsidiary of Jim Walter Homes, Inc.)

           iv. Jim Walter Homes of Georgia, Inc. (DE) (a subsidiary of Jim Walter Homes, Inc.)

    3.  JW Window Components, Inc. (DE)

        a. Jim Walter Window Components, Inc. (WI) (a subsidiary of JW Window Components, Inc.)

    4.  Vestal Manufacturing Company (DE)

    5.  Sloss Industries Corporation (DE)

    6.  Southern Precision Corporation (DE)

    7.  Mid-State Holdings Corporation (DE)

        a. Mid-State Homes, Inc. (FL) (a subsidiary of Mid-State Holdings Corporation)

           i. Mid-State Trust III (a business trust owned by Mid-State Homes, Inc.)

           ii. Mid-State Trust IV (a business trust owned by Mid-State Homes, Inc.)

               A. Mid-State Trust II (a business trust owned by Mid-State Trust
           IV)

           iii. Mid-State Trust V (a business trust owned by Mid-State Homes, Inc.)

           iv. Mid-State Trust VI (a business trust owned by Mid-State Homes, Inc.)

    8.  United States Pipe and Foundry Company, Inc. (AL)

    9.  Railroad Holdings Corporation (DE)

        a. Jefferson Warrior Railroad Company, Inc. (AL) (a subsidiary of Railroad Holdings Corporation)

    10. Computer Holdings Corporation (DE)

        a. Jim Walter Computer Services, Inc. (DE) ( a subsidiary of Computer Holdings Corporation)

    11. Land Holdings Corporation (DE)

        a. Walter Land Company (DE) (a subsidiary of Land Holdings Corporation)

    12. J.W.I. Holdings Corporation (DE)

        a. J.W. Walter, Inc. (DE) (a subsidiary of J.W.I. Holdings Corporation)
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    13. Hamer Holdings Corporation (DE)

        a. Hamer Properties, Inc. (WV) (a subsidiary of Hamer Holdings Corporation)

    14. Best Insurors, Inc. (FL)

        a. Best Insurors of Mississippi, Inc. (MS) (a subsidiary of Best Insurors, Inc.)

        b.Jim Walter Insurance Services, Inc. (FL) (a subsidiary of Best Insurors, Inc.)

    15. Cardem Insurance Co., Ltd. (Bermuda)

    16. Coast to Coast Advertising, Inc. (FL)

    17. United Land Corporation (DE)

    18. Dixie Building Supplies, Inc. (FL)

    19. Jim Walter Resources, Inc. (AL)

        a. Black Warrior Transmission Corp. (50% owned by Jim Walter Resources, Inc.)

        b. Black Warrior Methane Corp. (50% owned by Jim Walter Resources, Inc.)

    20. Walter International Sales, Inc. (Barbados, W.I.)

    The names of particular subsidiaries may have been omitted if the unnamed subsidiaries, considered in the aggregate as a single subsidiary, would not constitute a significant subsidiary as of August 27, 1997.